UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2018

CHS Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36079

Minnesota	41-0251095
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices) (Zip Code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 4.02.                                        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report on Completed Interim Period.

On October 22, 2018, the Audit Committee (the “Audit Committee”) of the Board of Directors of CHS Inc. (the “Company”), after considering the recommendations of management, concluded that the Company’s audited consolidated financial statements for the fiscal years ended August 31, 2015, 2016 and 2017, included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017 (the “2017 Annual Report”), and the Company’s unaudited consolidated financial statements for the quarterly periods ended November 30, 2016 and 2017, February 28, 2017 and 2018, and May 31, 2017 and 2018, included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2017, February 28, 2018, and May 31, 2018 (such Quarterly Reports on Form 10-Q, together with the 2017 Annual Report, the “Initial Filings”), should no longer be relied upon due to misstatements that are described in greater detail below.

Management of the Company initially noted potentially excessive valuations in the net derivative asset valuations relating to certain rail freight contracts purchased in connection with the Company’s North American grain marketing operations. Following the Company’s identification of these potentially excessive valuations, the Company engaged Faegre Baker Daniels LLP, which engaged forensic accountants at Ernst & Young LLP, to work with management of the Company, under the oversight of the Audit Committee, to conduct an investigation. Though the investigation remains ongoing, it has identified misstatements in the consolidated financial statements of the Company included in the Initial Filings that are due to intentional misconduct by a former employee in rail freight trading operations, as well as due to certain freight auction contracts not meeting the technical accounting requirements to qualify as a derivative financial instrument. The misconduct consisted of the former employee manipulating the mark-to-market valuation of rail cars that were the subject of certain rail freight purchase contracts and manipulating the quantity of rail cars included in the monthly mark-to-market valuation. In addition, the investigation revealed intentional misstatements that were made by the former employee to PricewaterhouseCoopers LLP (“PwC”) in connection with its audit of the Company’s consolidated financial statements for the fiscal year ended August 31, 2017. During the course of, and as a result of, the investigation, the former employee was terminated by the Company. As a result of the identified misstatements, the Company will restate the previously issued consolidated financial statements of the Company that are included in the Initial Filings (the “Restated Financial Statements”).

The misstatements in the consolidated financial statements of the Company included in the Initial Filings are considered material. The Company believes that pretax income was overstated for the period from September 1, 2014 through May 31, 2018, by approximately $100 million to $190 million, in the aggregate. The Company also believes that its net assets were overstated, in the aggregate, by approximately $115 million to $220 million, as of May 31, 2018. The above ranges include adjustments relating to the misstatements described above, as well as other known errors which were previously deemed immaterial, but which will be corrected in the Restated Financial Statements. The Company’s analysis is ongoing, and as a result, the final adjustments to pre-tax income and net assets may differ from the estimated adjustments described above.

The Company has concluded that the control deficiencies that failed to detect the misconduct, misstatements and accounting errors described above constituted a material weakness in internal control over financial reporting with respect to all impacted periods. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that a company’s disclosure controls and procedures and internal control over financial reporting are effective. The Company is taking certain actions to address the matter, including, as stated above, terminating the employee in question.

The Company is working diligently to complete the Restated Financial Statements, and expects to complete them as soon as practicable after (a) the conclusion of the investigation referenced above and (b) the completion of the work the Company is performing to obtain assurance regarding the adequacy of its internal control environment generally. At this time, however, the Company cannot predict with certainty when such investigation or such assessment work will be completed. The Company does not expect to file its Annual Report on Form 10-K for the fiscal year ended August 31, 2018, until the Restated Financial Statements are completed. The Company will attempt to file the Restated Financial Statements and its Annual Report on Form 10-K for the fiscal year ended August 31, 2018, with the Securities and Exchange Commission (the "SEC") by November 29, 2018. However, there can be no assurance that the Restated Financial Statements or such Annual Report will be filed by that date.

The Company does not currently believe that the adjustments to be included in the Restated Financial Statements will affect its compliance to date with the financial covenants set forth in its debt agreements.

The foregoing information is based on facts obtained to date from the results of the investigation referenced above and the reviews of previously issued consolidated financial statements of the Company included in the Initial Filings. Additional information may, in the future, be discovered through ongoing investigatory activities, as a result of the assessment of the internal control over financial reporting environment described above or as a result of the preparation of the Restated Financial Statements. Such information could result in the Company having to make additional adjustments to the Company’s consolidated financial statements, or having to remediate any additional identified material weaknesses in the Company’s internal control over financial reporting.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with PwC, the Company’s independent registered public accounting firm, Faegre Baker Daniels LLP and management of the Company.

Item 7.01.                                        Regulation FD Disclosure.

On October 26, 2018, Jay D. Debertin, the Company’s President and Chief Executive Officer, sent a letter to certain of the Company’s stakeholders relating to the matters discussed in Item 4.02 of this Current Report on Form 8-K. A copy of that letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	President and Chief Executive Officer Letter

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Such forward-looking statements include, but are not limited to, statements relating to the remediation of any weakness in the Company’s internal control over financial reporting, impacts of the restatement of the Company’s consolidated financial statements, the Company’s future filings with the SEC, the conclusion of the Company’s investigation and the completion of the additional work the Company is performing to obtain assurance regarding the adequacy of its control environment generally. These forward-looking statements are subject to risks, uncertainties and other factors, including discovery of information in addition to or different from the information upon which such forward-looking statements are based. As a result of these matters, actual results may differ materially from those projected and the actual adjustments reflected in the Restated Financial Statement to be issued by the Company may differ materially from the anticipated results expressed or implied in the forward-looking statements made in the foregoing discussion. Factors that could affect the Company’s actual results include the results of the continuing review into the employee misconduct described above, the impact on the Company’s results of operations, the timing of the Restated Financial Statements, the impact of such Restated Financial Statements on the Company’s debt and other material agreements, the extent of the Company’s weakness or any future-identified weakness in internal control over financial reporting, the timing of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, and other various uncertainties disclosed in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017. The Company urges readers to take such factors and the possibility of such differences into account in any consideration of the forward-looking statements included in this Current Report on Form 8-K and not to place undue reliance on such statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: October 26, 2018	By:	/s/ Timothy Skidmore
Timothy Skidmore
Executive Vice President and Chief Financial Officer